                                                     Registration No. 333-
       As filed with the Securities and Exchange Commission on February 12, 1999
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                              NCS HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             34-1816187
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                              identification No.)

                             3201 ENTERPRISE PARKWAY
                                    SUITE 220
                              BEACHWOOD, OHIO 44122
                                 (216) 514-3350
           (Address of principal executive offices including zip code)
                                 ---------------

                 NCS HEALTHCARE EMPLOYEE SAVINGS PLAN AND TRUST
                              (Full title of plan)
                                 ---------------


                                                                Copy to:
          JON H. OUTCALT                                 DOUGLAS E. HAAS, ESQ.
      CHAIRMAN OF THE BOARD                              BENESCH, FRIEDLANDER,
       NCS HEALTHCARE, INC.                              COPLAN & ARONOFF LLP
3201 ENTERPRISE PARKWAY, SUITE 220                          2300 BP TOWER
       BEACHWOOD, OHIO 44122                              200 PUBLIC SQUARE
          (216) 514-3350                              CLEVELAND, OHIO 44114-2378
                                                            (216) 363-4500

           (Name and address including zip code; and telephone number, including area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
 Title of securities                               Proposed maximum        Proposed maximum
   to be registered    Amount to be registered    offering price per      aggregate offering   Amount of registration
                                                       share (1)              price (1)                 fee
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock,      250,000 shares             $21.40625             $5,351,562.50             $1,487.80
par value $.01 per
share
-----------------------------------------------------------------------------------------------------------------------

     (1) Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on February 8, 1999 as reported on the NASDAQ (NMS).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by NCS HealthCare, Inc. with the Securities and Exchange Commission are hereby incorporated or deemed to be incorporated by reference in this registration statement:

     1. NCS HealthCare's Annual Report on Form 10-K for the year ended June 30, 1998 as amended by NCS HealthCare's Amendment No. 1 to Annual Report on Form 10-K/A for the year ended June 30, 1998 filed with the Commission on October 1, 1998 (file no. 000-27602);

     2. NCS HealthCare's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (file no. 000-27602); and

     3. The description of NCS HealthCare's common stock contained in NCS HealthCare's registration statement on Form 8-A.

     NCS HealthCare incorporates by reference in this registration statement all documents it subsequently files under Sections 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act of 1934, after the date of this registration statement and before the termination of the offering made hereby. Any statement incorporated by reference in this registration statement shall be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be part of this registration statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145





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provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     NCS HealthCare's by-laws, as amended, provide that NCS HealthCare shall indemnify, to the fullest extent permitted by Delaware law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of NCS HealthCare, or is or was serving at the request of NCS HealthCare as a director, officer, partner, trustee, employee or agent of another entity, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. In addition, provisions of NCS HealthCare's by-laws provide for the advancement of expenses, including attorneys' fees, incurred by a director or officer of NCS HealthCare in defending any proceeding for which indemnification is provided under the by-laws upon receipt of an undertaking to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by NCS HealthCare as authorized in the by-laws. In addition, the by-laws permit NCS HealthCare to maintain insurance, at its expense, to protect itself and any of its directors or officers or individuals serving at the request of NCS HealthCare as a director, officer, partner, trustee, employee or agent of another entity, against any expense, liability or loss, whether or not NCS HealthCare would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.





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


     Section 102(b) of the Delaware General Corporation Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's duty of care. Accordingly, NCS HealthCare's certificate of incorporation provides that a director of NCS HealthCare shall not be personally liable to NCS HealthCare or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. NCS HealthCare's certificate of incorporation further provides that any repeal, amendment or other modification of the foregoing provisions will not affect the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     NCS HealthCare has entered into indemnity agreements with its executive officers and directors. The indemnity agreements provide that the indemnified person will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines or amounts paid or incurred by them for settlement in any action or proceeding on account of their service as a director or officer of NCS HealthCare or of any subsidiary of NCS HealthCare or of any other entity in which they are serving at the request of NCS HealthCare. The indemnity agreements provide that NCS HealthCare indemnify its directors and executive officers whether or not NCS HealthCare maintains directors' and officers' liability insurance coverage and regardless of any future changes in the by-laws. The protection to be afforded directors and executive officers by the agreements is broader than that provided under the indemnification provisions contained in the by-laws, in that the agreements expressly provide for the advancement of expenses and for indemnification with respect to amounts paid in settlements of derivative actions.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     4.1 Amended and Restated Certificate of Incorporation of NCS HealthCare (incorporated by reference to Exhibit 4.1 to NCS HealthCare's registration statement on Form S-8 filed April 3, 1998, Registration No. 333-49417).

     4.2 By-Laws of NCS HealthCare (incorporated by reference to Exhibit 4.2 to NCS HealthCare's registration statement on Form S-8 filed April 3, 1998, Registration No. 333-49417).

     4.3 Specimen certificate of NCS HealthCare's Class A common stock (incorporated by reference to Exhibit 4.1 to NCS HealthCare's registration statement on Form S-1 dated February 13, 1996, Registration No. 33-80455).

     4.4 Specimen certificate of NCS HealthCare's Class B common stock (incorporated by reference to Exhibit 4.2 to NCS HealthCare's registration statement on Form S-1, dated February 13, 1996, Registration No. 33-80455).

     4.5 Form of 5-3/4% Convertible Subordinated Debentures due 2004 (incorporated by reference to Exhibit 4.11 to NCS HealthCare's registration statement on Form S-3 filed September 12, 1997, Registration No. 333-35551).

     4.6 Indenture, dated August 13, 1997, between NCS HealthCare and National City Bank, as Trustee (incorporated by reference to Exhibit 4.10 to NCS HealthCare's registration statement on Form S-3 filed September 12, 1997, Registration No. 333-35551).

     4.7  NCS HealthCare Employee Savings Plan and Trust.

     5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, Counsel to NCS HealthCare, regarding legality of the shares offered in this registration statement.

     15.1 Acknowledgement letter of Ernst & Young LLP, independent auditors.

     23.1 Consent of Ernst & Young LLP, independent auditors.

     23.2 Consent of Benesch, Friedlander, Coplan & Aronoff LLP (contained in their opinion filed as Exhibit 5.1 to this registration statement).

     24.1 Power of Attorney (included in Part II of this registration statement).

     NCS HealthCare will submit the NCS HealthCare Employee Savings Plan and Trust and will submit any amendments to the plan to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan under Section 401 of the Internal Revenue Code of 1986.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the




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
registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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






                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on the 12th day of February, 1999.

                                      NCS HEALTHCARE, INC.
                                      (Registrant)


                                      By: /s/ Kevin B. Shaw
                                          -------------------------------------
                                          Kevin B. Shaw
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon H. Outcalt, Kevin B. Shaw, and Gerald D. Stethem, or any one or more of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of NCS HealthCare, Inc. in the capacities and on the dates indicated.

Dated:      February 12, 1999                                 /s/ Jon H. Outcalt
                                                              -----------------------------------------------
                                                              Jon H. Outcalt
                                                              Chairman of the Board of Directors

Dated:      February 12, 1999                                 /s/ Kevin B. Shaw
                                                              -----------------------------------------------
                                                              Kevin B. Shaw
                                                              President, Chief Executive Officer and
                                                              Director

Dated:      February 12, 1999                                 /s/ Gerald D. Stethem
                                                              -----------------------------------------------
                                                              Gerald D. Stethem
                                                              Chief Financial Officer

Dated:      February 12, 1999                                 /s/ A. Malachi Mixon III
                                                              -----------------------------------------------
                                                              A. Malachi Mixon III
                                                              Director

Dated:      February 12, 1999                                 /s/ Boake A. Sells
                                                              -----------------------------------------------
                                                              Boake A. Sells
                                                              Director

Dated:      February 12, 1999                                 /s/ Richard L. Osborne
                                                              -----------------------------------------------
                                                              Richard L. Osborne
                                                              Director

Dated:      February 12, 1999                                 /s/ Phyllis K. Wilson
                                                              -----------------------------------------------
                                                              Phyllis K. Wilson
                                                              Director

                                  EXHIBIT INDEX

EXHIBIT NO.                     EXHIBIT DESCRIPTION                                 PAGE NO.
-----------                     -------------------                                 --------
  4.1          Amended and Restated Certificate of Incorporation of NCS
               HealthCare (incorporated by reference to Exhibit 4.1 to NCS
               HealthCare's registration statement on Form S-8 filed April 3,
               1998, Registration No. 333-49417).

  4.2          By-Laws of NCS HealthCare (incorporated by reference to Exhibit
               4.2 to NCS HealthCare's registration statement on Form S-8 filed
               April 3, 1998, Registration No. 333-49417).

  4.3          Specimen certificate of NCS HealthCare's Class A common stock
               (incorporated by reference to Exhibit 4.1 to NCS HealthCare's registration statement on Form S-1 dated February 13, 1996,
               Registration No. 33-80455).

  4.4          Specimen certificate of NCS HealthCare's Class B common stock
               (incorporated by reference to Exhibit 4.2 to NCS HealthCare's registration statement on Form S-1, dated February 13, 1996,
               Registration No. 33-80455).

  4.5          Form of 5-3/4% Convertible Subordinated Debentures due 2004
               (incorporated by reference to Exhibit 4.11 to NCS HealthCare's registration statement on Form S-3 filed September 12, 1997,
               Registration No. 333-35551).

  4.6          Indenture, dated August 13, 1997, between NCS HealthCare and
               National City Bank, as Trustee (incorporated by reference to
               Exhibit 4.10 to NCS HealthCare's registration statement on Form
               S-3 filed September 12, 1997, Registration No. 333-35551).

  4.7          NCS HealthCare Employee Savings Plan and Trust.

  5.1          Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, Counsel to
               NCS HealthCare, regarding legality of the shares offered in this registration statement.

 15.1 Acknowledgement letter of Ernst & Young LLP, independent auditors.

 23.1          Consent of Ernst & Young LLP, independent auditors.

 23.2 Consent of Benesch, Friedlander, Coplan & Aronoff LLP (contained in their opinion filed as Exhibit 5.1 to this registration statement).

 24.1 Power of Attorney (included in Part II of this registration statement).